Exhibit 5.1

[Letterhead of Baker Botts L.L.P.]

May 16, 2005

K-Sea Transportation Partners L.P.

K-Sea Operating Partnership L.P.

K-Sea Transportation Inc.

Norfolk Environmental Services, Inc.

K-Sea Acquisition1, LLC

K-Sea Acquisition2, LLC

3245 Richmond Terrace

Staten Island, New York  10303

Ladies and Gentlemen:

We have acted as counsel to K-Sea Transportation Partners L.P., a Delaware limited partnership (the “Partnership”), K-Sea Operating Partnership L.P., a Delaware limited partnership (the “Operating Partnership”), K-Sea Transportation Inc., a Delaware corporation (“Transportation”), Norfolk Environmental Services, Inc., a Delaware corporation (“Norfolk”), K-Sea Acquisition1, LLC, a Delaware limited liability company (“Acquisition1”), and K-Sea Acquisition2, LLC, a Delaware limited liability company (“Acquisition2” and, together with Transportation, Norfolk and Acquisition1, the “Subsidiary Guarantors”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (Registration Statement No. 333-122668) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering securities to be issued and sold by the Partnership, the Operating Partnership and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $300,000,000.  Such securities include (i) common units representing limited partner interests in the Partnership (the “Common Units”); (ii) unsecured debt securities of the Partnership, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Partnership Debt Securities”); (iii) unsecured debt securities of the Operating Partnership, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Operating Partnership Debt Securities” and, together with the Partnership Debt Securities, the “Debt Securities”); and (iv) guarantees (the “Guarantees”) of such Debt Securities by one or more of the Partnership, the Operating Partnership and one or more of the Subsidiary Guarantors. The Common Units, the Debt Securities and the Guarantees are collectively referred to herein as the “Securities.”

In our capacity as your counsel in the connection referred to above, we have examined as a basis for the opinions hereinafter expressed: (i) originals, or copies certified or otherwise identified, of (a) the Second Amended and Restated Agreement of Limited Partnership

of the Partnership and the Certificate of Limited Partnership of the Partnership, each as amended to date, (b) the Amended and Restated Agreement of Limited Partnership of the Operating Partnership and the Certificate of Limited Partnership of the Operating Partnership, each as amended to date, (c) the First Amended and Restated Agreement of Limited Partnership of K-Sea General Partner L.P., a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), and the Certificate of Limited Partnership of the General Partner, each as amended to date, (d) the First Amended and Restated Limited Liability Company Agreement of K-Sea General Partner GP LLC, a Delaware limited liability company and the general partner of the General Partner (“K-Sea GP”), and the Certificate of Formation of K-Sea GP, each as amended to date, (e) the Limited Liability Company Agreement of K-Sea OLP GP, LLC, a Delaware limited liability company, a wholly owned subsidiary of the Partnership and the general partner of the Operating Partnership (“OLP GP”), and the Certificate of Formation of OLP GP, each as amended to date, (f) the Bylaws of Transportation and the Certificate of Incorporation of Transportation, each as amended to date, (g) the Bylaws of Norfolk and the Certificate of Incorporation of Norfolk, each as amended to date, (h) the Limited Liability Company Agreement of Acquisition1 and the Certificate of Formation of Acquisition1, each as amended to date, (i) the Limited Liability Company Agreement of Acquisition2 and the Certificate of Formation of Acquisition2, each as amended to date, (j) the forms of each of the Partnership’s and the Operating Partnership’s senior and subordinated indentures filed as exhibits to the Registration Statement (collectively, the “Indentures”), (k) partnership, limited liability company and corporate records of the Partnership, the Operating Partnership, the General Partner, K-Sea GP, OLP GP and each of the Subsidiary Guarantors, including minute books of the General Partner, K-Sea GP and OLP GP as furnished to us by the General Partner, K-Sea GP and OLP GP, (l) certificates of public officials and of representatives of the Partnership, the Operating Partnership, the General Partner, K-Sea GP, OLP GP and each of the Subsidiary Guarantors, and (m) the Registration Statement and the prospectus contained therein (the “Prospectus”); and (ii) statutes and other instruments and documents.

In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership, the Operating Partnership, the Subsidiary Guarantors and the other parties thereto; (v) any securities issuable upon conversion, redemption, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, redemption, exchange or exercise; (vi) the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units; and (vii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.                                       The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”).

2.                                       With respect to Common Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (b) such Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, such Common Units will be duly authorized and validly issued and will be fully paid and nonassessable.

3.                                       With respect to the Debt Securities and the Guarantees to be issued under the applicable Indenture, when (a) the applicable Indenture has been duly authorized and validly executed and delivered by the Partnership, the Operating Partnership, the Subsidiary Guarantors and the trustee thereunder, (b) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Partnership, the Operating Partnership and the Subsidiary Guarantors have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters and (d) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, the Operating Partnership and the Subsidiary Guarantors upon payment of the consideration therefor provided for therein, such Debt Securities and Guarantees will, when issued, constitute valid and legally binding obligations of the Partnership, the Operating Partnership and the Subsidiary Guarantors, as the case may be, enforceable against the Partnership, the Operating Partnership and the Subsidiary Guarantors in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of federal law of the United States of America, contract law of the State of New York and the DRULPA as in effect on the date hereof.  At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.  Additionally, we hereby consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

TST/JBB